Exhibit 99.1

FOR IMMEDIATE RELEASE

COUNTY BANCORP, INC. ANNOUNCES SECOND QUARTER 2017

NET INCOME OF $2.1 MILLION AND APPOINTMENT OF NEW CFO

Second Quarter Highlights

•	Net income of $2.1 million for the second quarter of 2017, an increase of 5.8% over the second quarter of 2016
•	Book value per share of $19.31 and tangible book value per share of $18.38 as of June 30, 2017
•	Loan growth of $26.7 million in the second quarter of 2017
•	Deposit growth of $12.3 million in the second quarter of 2017
•	29.2% Reduction of non-performing assets since June 30, 2016

Manitowoc, Wisconsin, July 20, 2017 – County Bancorp, Inc. (NASDAQ: ICBK), the holding company of Investors Community Bank, a commercial bank headquartered in Manitowoc, Wisconsin, reported net income of $2.1 million, or $0.29 diluted earnings per share, for the second quarter of 2017, compared to net income of $1.9 million, or $0.30 diluted earnings per share, for the second quarter of 2016.  This represents a return on average assets of 0.65% for the three months ended June 30, 2017, compared to 0.75% for the three months ended June 30, 2016.

“Our financial performance this quarter was impacted by continuing slow secondary market sales of Farm Service Agency guarantees, which is due to procedural changes that are delaying the normal sales of these loans,” said Tim Schneider, President of County Bancorp, Inc. and CEO of Investors Community Bank.  “In addition, our net income was negatively impacted by an increase in the provision for loan losses which is primarily a product of lower milk prices over the past couple of years and a weaker agricultural economy overall.  Although we have provided a heavier provision, our history of agricultural credit losses through similar cycles has been minimal.”

“Loan growth in both the commercial and agricultural portfolios was solid for the second quarter and the pipelines for both are robust,” continued Schneider.  “The addition of experienced bankers to the commercial team over the last year, as well as the relationships our entire team is nurturing, has generated good results. We also continue to find new opportunities with agricultural clients throughout our lending footprint.  Although commodity prices have seen compression over the past several years, there are still sound farm operators who we desire to do business with.  We also saw considerable improvement in our non-performing assets and expect this trend to continue.”

Loans and Total Assets

Total assets at June 30, 2017 were $1.3 billion, an increase of $44.0 million over total assets as of December 31, 2016, and an increase of $126.0 million over total assets as of June 30, 2016.  Total loans were $1.1 billion at June 30, 2017, which represents a $45.2 million increase over total loans at December 31, 2016, and a $115.4 million increase over total loans at June 30, 2016.  We have seen increased loan demand in our market areas; agricultural loans have increased $19.3 million and commercial loans have increased $20.2 million in 2017.

Deposits and Other Borrowings

Total deposits at June 30, 2017 were $993.7 million, an increase of $16.1 million over total deposits as of December 31, 2016, and an increase of $101.1 million over total deposits as of June 30, 2016.  Core deposit generation continues to be challenging in the current competitive, rising-rate environment.  However, we have been able to supplement our deposit needs with borrowings from the Federal Home Loan Bank of Chicago (“FHLB”).  Our FHLB borrowings increased $25.4 million from $107.9 million at December, 31, 2016 to $133.3 million at June 30, 2017.

Net Interest Income and Margin

As the result of increased loan volume, net interest income increased $1.3 million to $9.6 million for the three months ended June 30, 2017, and increased $3.5 million to $18.8 million for the six months ended June 30, 2017 when compared to the same periods in 2016.

Net interest margin decreased to 3.13% for the three months ended June 30, 2017, compared to 3.32% for the three months ended June 30, 2016.  For the six months ended June 30, 2017, net interest margin decreased to 3.10%, compared to 3.26% for the six months ended June 30, 2016.  The decrease in margin is the result of market-driven rate compression on new loans of 0.10% and increased funding costs of 0.06%.

Non-Interest Income and Expense

Non-interest income for the second quarter of 2017 decreased $0.9 million to $1.9 million from the second quarter of 2016 and decreased $1.1 million to $3.6 million for the six months ended June 30, 2017.  The decrease is primarily due to a $1.0 million decrease in fee on loan servicing rights during the second quarter of 2017.  The decrease in loan servicing rights resulted from lower volumes of secondary market sales and participations due to changes in Farm Service Agency regulations that merely impact the timing of expected revenue recognition.

Non-interest expense for the second quarter of 2017 decreased $0.8 million to $6.6 million from the second quarter of 2016 primarily as the result of the elimination of one-time merger related expenses that occurred during the second quarter of 2016 in connection with our acquisition of Fox River Valley Bancorp, Inc. (“Fox River Valley”) in May, 2016, offset by $0.7 million increase in employee compensation and benefits and a $0.3 million loss on the sale of our Green Bay, Wisconsin branch.  It is anticipated the existing Green Bay branch will be relocated to our new location on July 31, 2017, once the renovations on the new location are complete.

Non-interest expense year-over-year has increased from $12.0 million for the six months ended June 30, 2016 to $12.5 million for the six months ended June 30, 2017.  The increase is directly related to the increase in employee compensation and benefits related to the approximately 35% increase in employees since the acquisition of Fox River Valley, and the related operating costs of the two Fox River Valley branches that were acquired in May 2016.

Asset Quality

Non-performing assets have decreased $3.9 million since December 31, 2016 to $18.9 million at June 30, 2017, and have decreased $7.8 million since June 30, 2016.  As a percentage of total loans, non-performing assets has improved to 1.76% at June 30, 2017 from 2.78% at June 30, 2016, which is the lowest level since December, 2013.

Net charge-offs for the six months ended June 30, 2017 were $1.4 million which is an increase of $0.5 million from the six months ended June 30, 2016.  The net charge-offs for 2017 primarily consisted of one commercial real estate relationship that was fully reserved for in the allowance for loan losses; there is no further exposure to this customer.

Provision for loan losses for the three months ended June 30, 2017 was $1.5 million compared to $0.5 million for the three months ended June 30, 2016.  The increased provision is primarily the result of loan growth and the weaker agricultural economy.

Announcement of Hiring of Chief Financial Officer

The Company also announced today the appointment of Glen Stiteley as Treasurer and Chief Financial Officer of the Company and Executive Vice President, Chief Financial Officer and Treasurer of the Bank.  Mr. Stiteley, age 47, will join the organizations in August of 2017. “Glen has a wealth of expertise and we are excited that he will be joining our team.  Glen has developed a comprehensive working knowledge of the commercial banking sector, including experience with public companies like ours.  Most recently, he completed twelve years of service as the Chief Financial Officer of First Community Financial Partners, Inc., a $1.3 billion NASDAQ registered, bank holding company headquartered outside Chicago, which was recently acquired by another financial services company.  Glen also spent ten years with McGladrey & Pullen, LLP in its financial institution practice.  The breadth and depth of Glen’s experience complements our core values and strategies and we are certain that his leadership will have a positive impact on our performance and growth,” said Mr. Schneider. “We also thank David Kohlmeyer, who has done an exceptional job serving as interim Chief Financial Officer and Treasurer of the Company and interim Chief Financial Officer of the Bank over the course of the past year,” continued Mr. Schneider. “Mr. Kohlmeyer will continue to serve in this capacity until Mr. Stiteley’s appointment becomes effective and then will remain with the Bank as Senior Vice President of Finance.”

About County Bancorp, Inc.

County Bancorp, Inc., a Wisconsin corporation and registered bank holding company founded in May 1996, and our wholly-owned subsidiary Investors Community Bank, a Wisconsin-chartered bank, are headquartered in Manitowoc, Wisconsin.  The state of Wisconsin is often referred to as “America’s Dairyland,” and one of the niches we have developed is providing financial services to agricultural businesses statewide, with a primary focus on dairy-related lending.  We also serve business and retail customers throughout Wisconsin, with a focus on northeastern and central Wisconsin.  Our customers are served from our full-service locations in Manitowoc, Appleton, Green Bay, and Stevens Point and our loan production offices in Darlington, Eau Claire, Fond du Lac, and Sheboygan.

Forward-Looking Statements

This press release includes "forward-looking statements” within the meaning of such term in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that the forward-looking statements presented in this press release is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release.  Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "plan," "seek," "will," "expect," "intend," "estimate," "anticipate," "believe" or "continue" or the negative thereof or variations thereon or similar terminology. Factors that may cause actual results to differ materially from those made or suggested by the forward-looking statements contained in this press release include those identified in County Bancorp, Inc.’s most recent annual report on Form 10-K and subsequent filings with the Securities and Exchange Commission.  Any forward-looking statements presented herein are made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

###

Investor Relations Contact

Timothy J. Schneider

CEO, Investors Community Bank

Phone: (920) 686-5604

Email: tschneider@investorscommunitybank.com

County Bancorp, Inc.

Consolidated Financial Summary (Unaudited)

	June 30, 2017	March 31, 2017	December 31, 2016	June 30, 2016
	(dollars in thousands, except per share data)
Selected Balance Sheet Data:
Total assets	$1,286,634	$1,251,414	$1,242,670	$1,160,589
Total loans	1,075,668	1,049,009	1,030,486	960,310
Allowance for loan losses	(13,503)	(13,428)	(12,645)	(10,791)
Securities available for sale, at fair value	115,148	115,431	123,437	129,036
Goodwill	5,038	5,038	5,038	5,038
Core deposit intangible, net of amortization	1,165	1,300	1,441	1,747
Deposits	993,663	981,317	977,518	892,535
Shareholders' equity	136,254	134,074	131,288	125,789
Common equity	128,254	126,074	123,288	117,789

Stock Price Information:
High - Year-to-date	$35.89	$35.89	$26.97	$22.80
Low - Year-to-date	$22.73	$24.70	$18.25	$18.25
Market price per common share	$24.00	$29.06	$26.97	$20.62
Book value per share	$19.31	$19.06	$18.72	$18.15
Tangible book value per share (1)	$18.38	$18.10	$17.74	$17.07
Average diluted shares of common stock year-to-date	6,701,578	6,727,502	6,415,204	6,085,716
Common shares outstanding	6,641,159	6,615,232	6,586,335	6,501,031

Non-Performing Assets:
Nonaccrual loans	$12,412	$15,263	$20,107	$23,942
Other real estate owned	6,520	6,597	2,763	2,789
Total non-performing assets	$18,932	$21,860	$22,870	$26,731

Restructured loans not on nonaccrual	$4,523	$4,446	$4,300	$3,583

Non-performing assets as a % of total loans	1.76%	2.08%	2.22%	2.78%
Non-performing assets as a % of total assets	1.47%	1.75%	1.84%	2.30%
Allowance for loan losses as a % of nonperforming assets	71.32%	61.43%	55.29%	40.37%
Allowance for loan losses as a % of total loans	1.26%	1.28%	1.23%	1.12%
Net charge-offs (recoveries) year-to-date	$1,428	$(22)	$719	$896
Provision for loan loss year-to-date	$2,285	$761	$2,959	$1,282

(1)         This is a non-GAAP financial measure.  A reconciliation to GAAP is included below.

	For the Three Months Ended		For the Six Months Ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
	(dollars in thousands, except per share data)
Selected Income Statement Data:
Net interest income	$9,557	$8,304	$18,755	$15,241
Provision for loan losses	1,524	470	2,285	1,282
Net interest income after provision for loan losses	8,033	7,834	16,470	13,959
Non-interest income	1,856	2,758	3,572	4,695
Non-interest expense	6,641	7,453	12,536	12,044
Income tax expense	1,190	1,194	2,816	2,489
Net income	$2,058	$1,945	$4,690	$4,121

Return on average assets	0.65%	0.75%	0.75%	0.85%
Return on average shareholders' equity	6.04%	6.53%	6.94%	7.23%
Return on average common shareholders' equity (1)	6.15%	6.72%	7.13%	7.76%
Efficiency ratio (1)	57.74%	68.18%	57.60%	60.44%

Per Common Share Data:
Basic	$0.30	$0.31	$0.68	$0.67
Diluted	$0.29	$0.30	$0.68	$0.65
Dividends declared	$0.06	$0.05	$0.12	$0.10

Non-interest income:
Service charges	$399	$411	$724	$688
Gain on sale of loans	24	61	49	161
Loan servicing fees	1,437	1,316	2,847	2,613
Loan servicing rights	(167)	816	(372)	966
Income on OREO	20	9	38	14
Other	143	145	286	253
Total	$1,856	$2,758	$3,572	$4,695

Non-interest expense:
Employee compensation and benefits	$3,833	$3,092	$7,890	$6,093
Occupancy	180	114	357	207
Information processing	397	1,477	759	1,757
Professional fees	423	725	837	1,034
Business development	286	145	456	285
FDIC assessment	96	124	188	261
OREO expenses	44	57	107	93
Writedown of OREO	78	-	78	84
Net gain on OREO	(27)	(89)	(402)	(89)
Depreciation and amortization	323	187	666	282
Other	1,008	1,621	1,600	2,037
Total	$6,641	$7,453	$12,536	$12,044

(1)   This is a non-GAAP financial measure.  A reconciliation to GAAP is included below.

Non-GAAP Financial Measures:

	For the Three Months Ended		For the Six Months Ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
	(dollars in thousands)
Return on average common shareholders' equity reconciliation:
Return on average shareholders' equity	6.04%	6.53%	6.94%	7.23%
Effect of excluding average preferred shareholders' equity	0.11%	0.19%	0.19%	0.53%
Return on average common shareholders' equity	6.15%	6.72%	7.13%	7.76%

Efficiency ratio GAAP to non-GAAP reconciliation:
Non-interest expense	$6,641	$7,453	$12,536	$12,044
Less: net gain (loss) on sales and write-downs of OREO	(51)	89	324	5
Adjusted non-interest expense (non-GAAP)	$6,590	$7,542	$12,860	$12,049

Net interest income	$9,557	$8,304	$18,755	$15,241
Non-interest income	1,856	2,758	3,572	4,695
Operating revenue	$11,413	$11,062	$22,327	$19,936
Efficiency ratio	57.74%	68.18%	57.60%	60.44%

	June 30, 2017	March 31, 2017	December 31, 2016	June 30, 2016
	(dollars in thousands, except per share data)
Tangible book value per share reconciliation:
Common equity	$128,254	$126,074	$123,288	$117,789
Less: Goodwill	5,038	5,038	5,038	5,038
Less: Core deposit intangible, net of amortization	1,165	1,300	1,441	1,747
Tangible common equity (non-GAAP)	$122,051	$119,736	$116,809	$111,004
Common shares outstanding	6,641,159	6,615,232	6,586,335	6,501,031
Tangible book value per share	$18.38	$18.10	$17.74	$17.07

	For the Three Months Ended
	June 30, 2017			June 30, 2016
	Average Balance (1)	Income/ Expense	Yields/ Rates	Average Balance (1)	Income/ Expense	Yields/ Rates
	(dollars in thousands)
Assets
Investment securities	$113,453	$544	1.92%	$103,809	$445	1.71%
Loans (2)	1,064,808	12,328	4.63%	876,331	10,205	4.66%
Interest bearing deposits due from other banks	44,218	80	0.73%	21,651	50	0.92%
Total interest-earning assets	$1,222,479	$12,952	4.24%	$1,001,791	$10,700	4.27%

Allowance for loan losses	(14,162)			(11,276)
Other assets	52,639			53,636
Total assets	$1,260,956			$1,044,151

Liabilities
Savings, NOW, money market, interest checking	$235,196	370	0.63%	$175,672	232	0.53%
Time deposits	643,236	2,436	1.51%	528,228	1,763	1.34%
Total interest-bearing deposits	$878,432	$2,806	1.28%	$703,900	$1,995	1.13%
Other borrowings	1,605	23	5.75%	3,024	45	5.95%
FHLB advances	131,102	441	1.34%	105,658	287	1.09%
Junior subordinated debentures	15,470	125	3.23%	13,973	69	1.98%
Total interest-bearing liabilities	$1,026,609	$3,395	1.32%	$826,555	$2,396	1.16%

Non-interest-bearing deposits	89,930			90,328
Other liabilities	8,162			8,121
Total liabilities	$1,124,701			$925,004

Shareholders' equity	136,255			119,147
Total liabilities and equity	$1,260,956			$1,044,151

Net interest income		$9,557			$8,304
Interest rate spread (3)			2.92%			3.11%
Net interest margin (4)			3.13%			3.32%
Ratio of interest-earning assets to interest- bearing liabilities	1.19			1.21

(1)	Average balances are calculated on amortized cost.
(2)	Includes loan fee income, nonaccruing loan balances, and interest received on such loans.
(3)	Interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(4)	Net interest margin represents net interest income divided by average total interest-earning assets.

	For the Six Months Ended
	June 30, 2017			June 30, 2016
	Average Balance (1)	Income/ Expense	Yields/ Rates	Average Balance (1)	Income/ Expense	Yields/ Rates
	(dollars in thousands)
Assets
Investment securities	$116,139	$1,065	1.84%	$92,871	$794	1.71%
Loans (2)	1,054,131	23,882	4.53%	822,629	18,935	4.60%
Interest bearing deposits due from other banks	40,607	141	0.69%	20,382	89	0.87%
Total interest-earning assets	$1,210,877	$25,088	4.14%	$935,882	$19,818	4.24%

Allowance for loan losses	(13,604)			(11,056)
Other assets	52,766			47,361
Total assets	$1,250,039			$972,187

Liabilities
Savings, NOW, money market, interest checking	$246,638	725	0.59%	$175,141	441	0.50%
Time deposits	627,046	4,518	1.44%	484,228	3,366	1.39%
Total interest-bearing deposits	$873,684	$5,243	1.20%	$659,369	$3,807	1.15%
Other borrowings	1,735	51	5.84%	3,498	93	5.33%
FHLB advances	123,859	794	1.28%	94,400	542	1.15%
Junior subordinated debentures	15,470	245	3.17%	13,172	135	2.05%
Total interest-bearing liabilities	$1,014,748	$6,333	1.24%	$770,439	$4,577	1.19%

Non-interest-bearing deposits	91,626			75,340
Other liabilities	8,500			7,973
Total liabilities	$1,114,874			$853,752

SBLF preferred stock (3)	-			4,368
Shareholders' equity	135,165			114,067
Total liabilities and equity	$1,250,039			$972,187

Net interest income		$18,755			$15,241
Interest rate spread (4)			2.90%			3.05%
Net interest margin (5)			3.10%			3.26%
Ratio of interest-earning assets to interest- bearing liabilities	1.19			1.21

(1)	Average balances are calculated on amortized cost.
(2)	Includes loan fee income, nonaccruing loan balances, and interest received on such loans.
(3)

The SBLF preferred stock refers to our Noncumulative Perpetual Preferred Stock, Series C, issued to the U.S. Treasury through the U.S. Treasury’s Small Business Lending Fund program.  This stock was redeemed on February 23, 2016.

(4)	Interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(5)	Net interest margin represents net interest income divided by average total interest-earning assets.